Exhibit 99.1

FatBrain Acquires Award-Winning Digital Agency SOtech Proven to Simplify and Optimize Customer Experience for Thousands of Startups and Growth Businesses

NEW YORK, September 27, 2022 – FatBrain AI (LZG International, Inc.; OTC: LZGI), the leader in powerful and easy-to-use artificial intelligence (AI) solutions for star enterprises of tomorrow that drive the majority of global economy (sometimes called SMEs), has acquired SOtechnology (‘SOtech’), an award-winning digital agency based in the UK.

SOtech delivers award-winning design, development and digital experience to global clients. As part of its strategic relationship with Dent Global accelerator, SOtech brings proven solutions to start-up and mid-market enterprises advancing eCommerce, eLearning, client portal and app development. For example, SOtech’s clients range from Salvo1968 (UKs largest Italian food wholesaler) to Bernhardt Design (US-based furniture manufacturer and supplier) and Leading Edge Only (a global innovation portal), always delivering the tailored approach of Strategy + Creative + Tech to solve problems.

“Simple ain’t easy, especially when it comes to business’ digital voice” said Peter B. Ritz, co-founder and CEO of FatBrain, echoing Thelonious Monk. “The deluge of data in the age of AI and Web3 demands greater personalization and simplified customer experience. SOtech’s design automation enables FatBrain’s global SMEs and subscribers to realize simple, uncomplicated experiences to tell their tailored brand stories.”

“With every client, we aim to understand their business and long-term ambitions so we can help them to articulate their product or service effectively to their target customers, while also providing the right technology solutions to enable them to scale at speed,” said Mark Purdy, Managing Director, SOtech.

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on September 13, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are based entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

About FatBrain AI (LZG International, Inc.):

FatBrain AI (LZG International, Inc.; OTC: LZGI) provides powerful and easy-to-use AI solutions to empower the star enterprises of tomorrow (aka mSMEs) to grow, innovate, and drive the majority of the global economy. FatBrain’s AI 2.0 technologies and advanced data services transform continuous learning, narrative reasoning, cloud and blockchain technologies into auditable, explainable and easy to integrate AI solutions. FatBrain’s subscription model allows all companies to deploy its advanced AI solutions quickly and easily, securely utilizing them on premises behind their firewalls or via cloud.

For more information, please visit: https://www.fatbrain.ai.

About SOtech:

SOtechnology has been helping business clients go digital since 2007. After combining forces with Dent Global in 2014, SOtech expanded into full service digital transformation comprising strategy, design and development. SOtech was recognized globally in 2017 at the Magento Imagine Conference in Las Vegas and won best website design at the Drum Design Awards the same year. Since then, SOtech has been recognized at the eCommerce awards London in 2019 and 2020, named in the top 40 eCommerce agencies in Retail Today in 2020, and listed as a finalist in the UK Dev Awards in 2021. SOtech continues to deliver results to its their clients with a talented team of strategists, creatives and engineers enabling online experiences through technology, design and storytelling.

For more information, please visit: https://sotechnology.co.uk/.

Media Inquiries:

Dennis Carey

media@fatbrain.ai